UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2016

P & F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 19, 2016, the Board of Directors of P&F Industries, Inc. (the “Registrant”) amended Article II, Section 5 of the By-laws of the Registrant (as amended on January 14, 2013) (the “By-laws”) and Article III, Section 12 of the By-laws.

Pursuant to the amendment to Article II, Section 5 of the By-laws, which was effective on September 19, 2016, to be in proper form, a Proposing Stockholder’s notice to the Registrant with respect to business proposed by the Proposing Stockholder to be brought before an annual meeting of stockholders is required to include expanded information with respect to such Proposing Stockholder and the beneficial owner, if any, on whose behalf the proposal is being made.

Pursuant to the amendment to Article III, Section 12 of the By-laws, which was effective on September 19, 2016, to be in proper form, a Proposing Stockholder’s notice to the Registrant with respect to the nomination of directors at annual or special meetings of Stockholders is required to include expanded information with respect to the person whom the Proposing Stockholders proposes to nominate for election as a director.

The descriptions of the amendments set forth above are qualified in their entirety by the full texts of Article II, Section 5 and Article III, Section 12 of the By-laws included in the By-laws attached hereto as Exhibit 3.1.

Item 8.01	Other Events

Reference is made to Item 5.03 hereof, which is hereby incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended By-laws, effective September 19, 2016 (as last amended on January 14, 2013).

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date:	September 23, 2016

/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer

2